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                                                                   EXHIBIT 12.12


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY REAL PROPERTY INVESTORS-TWO LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                      8 Months      8 Months
                                                                                                        Ended        Ended
                                         Year End.   Year End.   Year End.   Year End.    Year End.   August 31,   August 31,
                                           1995        1996        1997        1998         1999         1999         2000
                                         ------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $  54       $  17       $  88       $ (59)       $(158)       $ (89)       $  73

Fixed Charges:
  Interest expense                          838         776         743         706          679          501          672

  Interest factor of rental expense          --          --          --          --           --           --           --
                                          ---------------------------------------------------------------------------------
             Total fixed charges            838         776         743         706          679          501          672
                                          ---------------------------------------------------------------------------------
             Total earnings                 892         793         831         647          521          412          745

             Total fixed charges            838         776         743         706          679          501          672
                                          ---------------------------------------------------------------------------------

Ratio of earnings to fixed charges         1.06        1.02        1.12        0.92         0.77         0.82         1.11
                                          ---------------------------------------------------------------------------------
  Deficiency to cover fixed charges          --          --          --         (59)        (158)         (89)          --
                                          ---------------------------------------------------------------------------------